UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

SYMMETRY MEDICAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Market Street, Warsaw, Indiana 46580
(Address of Principal executive offices, including Zip Code)

(574) 268-2252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 2.02	Results of Operations and Financial Condition

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

Director Compensation and Grant of Restricted Stock

On February 15, 2006, upon recommendation from the Compensation Committee, the Board of Directors (the “Board”) of Symmetry Medical Inc. (the “Company”) by unanimous consent approved: (i) a grant of restricted common stock of the Company to each of the non-employee directors of the Company pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan (referenced as Exhibit 10.12 from Company’s 2004 Annual Report on Form 10-K, filed March 25, 2005) and Restricted Stock Agreements between each such non-employee director and the Company; and (ii) a revised compensation structure for the non-employee directors of the Company.

The Company will grant to each non-employee director, including Frank Turner, Francis Nusspickel, Stephen Oresman, Robert Morris, James Conroy, Manu Bettegowda and any other non-employee director elected to serve during the 2006 fiscal year, 1,000 shares of restricted common stock of the Company which will vest over a 3-year period, with 33.33% vesting each year.  The terms and conditions of the grant of these shares will be governed by the Company’s Amended and Restated 2004 Equity Incentive Plan and Restricted Stock Agreements between each such non-employee director and the Company.  This grant will be effected with respect to each such non-employee director by the Company’s and such non-employee director’s execution of a Restricted Stock Agreement.  A form of restricted stock agreement is attached hereto as Exhibit 10.1(a).  In addition, the Company will provide to each non-employee director, including Frank Turner, Francis Nusspickel, Stephen Oresman, Robert Morris, James Conroy, Manu Bettegowda and any other non-employee director elected to serve during the 2006 fiscal year, an annual retainer of $25,000.

Grant of Restricted Stock to Executive Officers and Certain Employees

On February 15, 2006, upon recommendation from the Compensation Committee, the Board authorized the Company, when approved by Company’s Chief Financial Officer but not before July 31, 2006, to grant 53,500 shares of restricted common stock no later than July 31, 2006, pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan to the Executive Officers of the Company set forth below:

Name and Position	Restricted Shares Authorized To Be Granted
Brian Moore, CEO & President	25,000
Fred Hite, Senior VP & CFO	10,000
Andrew Milcot, Senior VP Marketing & Sales	10,000
D. Darin Martin, Senior VP Reg. Affairs, Compliance Officer	5,000
Richard J. Senior, Senior VP & General Manager, Europe	3,500

In addition, the Board authorized the Company, when approved by Company’s Chief Financial Officer but not before July 31, 2006, to grant 71,500 shares of restricted common stock to certain other key employees of the Company no later than July 31, 2006, pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan.

On February 15, 2006, the Board of the Company approved by unanimous consent a form of Restricted Stock Agreement to be used in connection with the grant of restricted common stock of the Company to certain eligible individuals pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan. This form of Restricted Stock Agreement is attached hereto as Exhibit 10.1(b).

Executive Officer Performance-Based Bonus Plan

In addition, on February 15, 2006, upon recommendation from the Compensation Committee, the Board approved a revised bonus plan for fiscal year 2006 in which the Executive Officers of the Company will participate, which sets forth the possible bonuses that may be earned (subject to change, or elimination entirely, in the Company’s discretion) as a percentage of gross pay upon achievement of individual specified tasks related to management effectiveness and satisfaction by the Company and its consolidated subsidiaries (Except in the case of Richard J. Senior, whose bonuses are dependent upon satisfaction by the Company’s European consolidated subsidiaries) of financial targets for the performance criteria set forth below:

	Performance is between 15% below plan budget and plan budget				Bonus for achievement	Performance is between plan budget and 10% above plan budget
Name and Position	Sales	Net Operating Income	Cash	Total	of tasks specified by Board	Sales	Net Operating Income	Cash	Total	Maximum Possible Bonus
Brian Moore, President and Chief Executive Officer	—	50%		50%	20%	—	30%	—	30%	100%
Andrew Miclot, Senior Vice President, Marketing, Sales and Business Dev., Investor Relations	10%	30%	5%	45%	5%	—	25%	5%	30%	80%
Fred Hite, Senior Vice President, Chief Financial Officer and Secretary	—	35%	10%	45%	5%	—	20%	10%	30%	80%
D. Darin Martin, Senior Vice President, Quality Assurance/Regulatory Affairs, Compliance Officer	—	40%	—	40%	10%	—	30%	—	30%	80%
Richard J. Senior, Senior Vice President and General Manager, Europe	—	15%	10%	25%	5%	—	10%	10%	20%	50%

Item 2.02 Results of Operations and Financial Condition.

On February 15, 2006, Symmetry Medical Inc. issued a press release containing earnings information for its fourth fiscal quarter of 2005 and its full 2005 fiscal year.  A copy of the press release is being furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

10.1(a)	Form of Restricted Stock Agreement (Non-Employee Directors)
10.1(b)	Form of Restricted Stock Agreement (Executive Officers and Employees)
99.1	Press Release issued by Symmetry Medical Inc., dated February 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRY MEDICAL INC.

/s/ Fred Hite
Date: 2/15/06	Name:	Fred Hite
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1(a)	Form of Restricted Stock Agreement (Non-Employee Directors)
10.1(b)	Form of Restricted Stock Agreement (Employees)
99.1	Press Release issued by Symmetry Medical Inc., dated February 15, 2006.